    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1998


                                                       REGISTRATION NO. 33-59013
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                       POST-EFFECTIVE AMENDMENT NO. 8 TO
                              FORM S-1 ON FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            WALTER INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)

                                      6711
                          (Primary Standard Industrial
                          Classification Code Number)

                                   13-3429953
                                 (IRS Employer
                             Identification Number)

                         ------------------------------

                         1500 NORTH DALE MABRY HIGHWAY
                                TAMPA, FL 33607
                                 (813) 871-4811
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                             EDWARD A. PORTER, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            WALTER INDUSTRIES, INC.
                         1500 NORTH DALE MABRY HIGHWAY
                                TAMPA, FL 33607
                                 (813) 871-4811
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

         COPY OF ALL COMMUNICATIONS, INCLUDING SERVICE OF PROCESS, TO:

         PETER J. GORDON, ESQ.                   MARK S. BERGMAN, ESQ.
       SIMPSON THACHER & BARTLETT       PAUL, WEISS, RIFKIND, WHARTON & GARRISON
          425 LEXINGTON AVENUE                1285 AVENUE OF THE AMERICAS
        NEW YORK, NY 10017-3909                 NEW YORK, NY 10019-6064

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration fee...............................................................  $139,072.62
Blue Sky fees and expenses.....................................................    1,500.00
Printing and engraving expenses................................................   95,000.00
Legal fees and expenses........................................................  360,000.00
Accounting fees and expenses...................................................   80,000.00
Miscellaneous..................................................................    2,000.00
                                                                                 ----------
    Total......................................................................  $677,572.62
                                                                                 ----------
                                                                                 ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the DGCL empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    Article IV of the By-laws of the Company provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the DGCL.

    Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

    Article 6 of the Restated Certificate of Incorporation of the Company provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

    The Company has entered into a Directors and Officers Indemnification Agreement which provides that directors and officers shall be indemnified to the fullest extent permitted by applicable law and obligates the Company to indemnify the directors and officers of the Company (a) if any director or officer is or may become a party to any proceeding against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal action or proceeding, only if such director or officer had no reasonable cause to believe that his or her conduct was unlawful, (b) if a director or officer is or may become a party to any proceeding by or in the name of the Company to procure a judgement in its favor against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, except no indemnification for expenses need be made in respect of any claim in which such director or officer shall have been adjudged liable to the Company unless a court in which the proceeding is brought determines otherwise and (c) if a director or officer has been successful on the merits or otherwise in defense of any proceeding or claim.

    The Common Stock Registration Rights Agreement and the Channel One Registration Rights Agreement each requires the Company, on the one hand, and the Holders referred to therein, on the other hand, under certain circumstances, to indemnify each other and, in the case of the Company's indemnification obligations, each other person who participates as an underwriter in an offering thereunder and each other person who controls such parties and/or underwriters and their respective directors, officers, partners, agents and affiliates against certain liabilities, including liabilities under the Securities Act, incurred in connection with each registration of securities pursuant to such registration rights agreement.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described hereunder or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment to the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person, in connection with the Shares being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


 EXHIBIT NUMBER                                                      DESCRIPTION
-----------------             -----------------------------------------------------------------------------------------

            1(a)          --  U.S. Underwriting Agreement, dated February   , 1998, among Lehman Brothers Inc.,
                              Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner &
                              Smith Incorporated, Smith Barney Inc., Arnhold and S. Bleichroeder, Inc., Asbestos
                              Settlement Trust, Lehman Brothers Holdings Inc. and Walter Industries, Inc.

            1(b)          --  International Underwriting Agreement, dated February   , 1998, among Lehman Brothers
                              International (Europe), Donaldson, Lufkin & Jenrette International, Merrill Lynch
                              International, Smith Barney Inc., Arnhold and S. Bleichroeder, Inc., Asbestos Settlement
                              Trust, Lehman Brothers Holdings Inc. and Walter Industries, Inc.

            2(a)(i)        -- Amended Joint Plan of Reorganization of Walter Industries, Inc. and certain of its subsidiaries, dated as of December 9, 1994 (1)

            2(a)(ii)        -- Modification to the Amended Joint Plan of Reorganization of Walter Industries, Inc. and
                              certain of its subsidiaries, as filed in the Bankruptcy Court on March 1, 1995 (2)

            2(a)(   )**        -- Findings of Fact, Conclusions of Law and Order Confirming Amended Joint Plan of
                              Reorganization of Walter Industries, Inc. and certain of its subsidiaries, as modified

            3(a)**        --  Restated Certificate of Incorporation of the Company

            3(b)**        --  By-Laws of the Company

            4(a)( )**        -- Restated Certificate of Incorporation of the Company (see Exhibit 3(a))

            4(a)(  )**        -- By-Laws of the Company (see Exhibit 3(b))

            4(b)**        --  Specimen Stock Certificate

            5**           --  Opinion of Simpson Thacher & Bartlett regarding legality of the securities being registered

           23(a)          --  Consent of Price Waterhouse LLP

           23(b)          --  Consent of Arthur Andersen LLP

           23(c)**        --  Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5 hereto)

         24**             --  Powers of Attorney

         27**             --  Financial Data Schedule


------------------------

**  Previously filed

(1) This Exhibit is incorporated by reference to the Application for Qualification of Indenture on Form T-3 filed by the Company with the Commission on February 6, 1995.

(2) This Exhibit is incorporated by reference to Amendment No. 2 to the Application for Qualification of Indenture on Form T-3 filed by the Company with the Commission on March 7, 1995.

ITEM 17. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Tampa, State of Florida on the 29th day of January, 1998.


                                WALTER INDUSTRIES, INC.

                                BY              /S/ DEAN M. FJELSTUL
                                     -----------------------------------------
                                                  Dean M. Fjelstul
                                             SENIOR VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement Amendment has been signed by the following persons in the capacities indicated on January 29, 1998.


          SIGNATURE                        TITLE
------------------------------  ---------------------------
              *
------------------------------
       James W. Walter          Chairman Emeritus and
                                  Director
              *
------------------------------
       Kenneth E. Hyatt         Chairman of the Board,
                                  President,
                                  Chief Executive Officer
                                  and Director
                                  (Principal Executive
                                  Officer)
              *
------------------------------
       Dean M. Fjelstul         Senior Vice President and
                                  Chief Financial Officer
                                  (Principal Financial
                                  Officer)
      /s/ FRANK A. HULT
------------------------------
        Frank A. Hult           Vice President, Controller
                                  and
                                  Chief Accounting Officer
                                  (Principal Accounting
                                  Officer)
              *
------------------------------
     Howard L. Clark, Jr.       Director
              *
------------------------------
       James B. Farley          Director
              *
------------------------------
        Eliot M. Fried          Director
              *
------------------------------
         Perry Golkin           Director
              *
------------------------------
       James L. Johnson         Director
              *
------------------------------
      Michael T. Tokarz         Director

*By:      /s/ FRANK A. HULT
      -------------------------
            Frank A. Hult
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NUMBER   DESCRIPTION
---------------  ------------

 1(a)                      --  U.S. Underwriting Agreement, dated February   , 1998, among Lehman Brothers Inc.,
                               Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner
                               & Smith Incorporated, Smith Barney Inc., Arnhold and S. Bleichroeder, Inc.,
                               Asbestos Settlement Trust, Lehman Brothers Holdings Inc. and Walter Industries,
                               Inc.

 1(b)                      --  International Underwriting Agreement, dated February   , 1998, among Lehman
                               Brothers International (Europe), Donaldson, Lufkin & Jenrette International,
                               Merrill Lynch International, Smith Barney Inc., Arnhold and S. Bleichroeder, Inc.,
                               Asbestos Settlement Trust, Lehman Brothers Holdings Inc. and Walter Industries,
                               Inc.

  2(a)(i)                  --  Amended Joint Plan of Reorganization of Walter Industries, Inc. and certain of its subsidiaries, dated as of December 9, 1994 (1)

  2(a)(ii)                 --  Modification to the Amended Joint Plan of Reorganization of Walter Industries,
                               Inc. and certain of its subsidiaries, as filed in the Bankruptcy Court on March 1,
                               1995 (2)

  2(a)(iii)**              --  Findings of Fact, Conclusions of Law and Order Confirming Amended Joint Plan of
                               Reorganization of Walter Industries, Inc. and certain of its subsidiaries, as modified

  3(a)**                   --  Restated Certificate of Incorporation of the Company

  3(b)**                   --  By-Laws of the Company

  4(a)(i)**                --  Restated Certificate of Incorporation of the Company (see Exhibit 3(a))

  4(a)(ii)**               --  By-Laws of the Company (see Exhibit 3(b))

  4(b)**                   --  Specimen Stock Certificate

  5**                      --  Opinion of Simpson Thacher & Bartlett regarding legality of the securities being registered

 23(a)                     --  Consent of Price Waterhouse LLP

 23(b)                     --  Consent of Arthur Andersen LLP

 23(c)**                   --  Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit
                               5 hereto)

 24**                      --  Powers of Attorney

 27**                      --  Financial Data Schedule


------------------------

**  Previously filed

(1) This Exhibit is incorporated by reference to the Application for Qualification of Indenture on Form T-3 filed by the Company with the Commission on February 6, 1995.

(2) This Exhibit is incorporated by reference to Amendment No. 2 to the Application for Qualification of Indenture on Form T-3 filed by the Company with the Commission on March 7, 1995.